                         FORM OF SUBSCRIPTION WARRANT

                                                        SUBSCRIPTION WARRANT
                                                        NO. ________________


                          ACCESS ANYTIME BANCORP, INC.
              SUBSCRIPTION WARRANT FOR SHARES OF COMMON STOCK


     The Registered Owner named below is entitled to the number of Rights shown on this Certificate to purchase one (1) Share of Common Stock of ACCESS ANYTIME BANCORP, INC. (the "Company") for each Right held.


     To subscribe for Shares of Common Stock, the Holder must present to the Subscription Agent, at the address shown on page two, prior to 5:00 p.m., Eastern time, on the Expiration Date, either (i) a properly completed and executed copy of this Warrant, together with a bank certified check or cashier's check, payable to the order of the Subscription Agent, for an amount equal to the number of Shares subscribed for multiplied by $5.25 (the "Subscription Price"); or (ii) a notice of guaranteed delivery guaranteeing delivery of (a) payment for the subscribed Shares and (b) a properly completed and executed copy of this Warrant.

     The Rights expire at 5:00 p.m., Eastern time on January 31, 1997, unless extended by the Company (the "Expiration Date"). To be effective, this Warrant must be properly completed by the person(s) to whom addressed and received by First Savings Bank, F.S.B., the Subscription Agent, before January 31, 1997, unless extended by the Company, together with payment of the aggregate Subscription Price, or the notice of guaranteed delivery procedure must be followed as described above.


Dated:                                 ACCESS ANYTIME BANCORP, INC.
     -------------------------


Secretary:
                                       By
------------------------------            -----------------------------------


                                       COUNTERSIGNED:

                                       FIRST SAVINGS BANK, F.S.B.

         LABEL
         NO. RIGHTS
         [Name and address
          of Registered Holder]


                                       By:
                                          ------------------------------------


     THIS WARRANT MAY NOT BE TRANSFERRED. ANY QUESTIONS REGARDING THIS WARRANT MAY BE DIRECTED TO THE CORPORATE SECRETARY AT (505) 762-4417.

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                        ADDRESS FOR DELIVERY BY MAIL,
                HAND, EXPRESS MAIL, OR OVERNIGHT COURIER:

                        First Savings Bank, F.S.B.
                            Subscription Agent
                      801 Pile Street -- PO Box 1569
                       Clovis, New Mexico 88102-1569


The Registered Owner of this Warrant is entitled to the number of Rights shown in the lower left hand corner of page one of this Warrant and to subscribe for Shares of Common Stock of Access Anytime Bancorp, Inc. upon the terms and conditions specified in the Prospectus relating thereto, which are incorporated herein by reference.

                   PLEASE FILL IN ALL APPLICABLE INFORMATION

1.   Number of Shares Subscribed for (not to exceed the number of
     Rights shown on page one of this Warrant.                       ---------

2.   Total Price and Method of Payment:  Check (A) or (B):


     (A)  Multiply number of Shares on Line 1 by $5.25 and
          enclose bank certified check or cashier's check in
          this amount payable to "First Savings Bank, F.S.B.,
          Subscription Agent".                                      $
                                                                     ---------

                    or

     (B)  Notice of Guaranteed Delivery of Payment. Multiply
          number of Shares on Line 1 by $5.25 and enclose
          bank certified check or cashier's check in this amount
          payable to "First Savings Bank, F.S.B., Subscription
          Agent."                                                   $
                                                                     ---------

     The undersigned hereby irrevocably subscribes for and agrees to purchase the number of Shares indicated above upon the terms and conditions specified in the Prospectus, receipt of which is hereby acknowledged.

Signature of Subscriber:                                 Date:
                        ----------------------------          ---------------

(Must be signed by Registered Owner exactly as name(s) appear(s) on page one of this Warrant. Joint owners should each sign. If signing as executor, administrator, attorney, trustee or guardian, give title as such. If a corporation, sign in full corporate name by authorized officer. If a partnership, sign in the name of authorized person.)


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